EXHIBIT 23.1

                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of InfoSearch Media, Inc. on Form SB-2 of our report dated March 11, 2005, relating to the financial statements of InfoSearch Media, Inc. as of December 31, 2004 and for the years ended December 31, 2004 and 2003 appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Sherb & Co., LLP
--------------------
New York, NY
December 7, 2005